SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K/A

CURRENT REPORT

Date of Report (Date of earliest event reported) July 9, 2002

WILSON GREATBATCH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10,000 Wehrle Drive, Clarence, New York		14031
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (716) 759-6901

                                Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Globe Tool and Manufacturing Company, Inc. for the year ended June 30, 2002 and Report of Independent Auditors.

(b)	Unaudited Pro Forma Consolidated Financial Information of Wilson Greatbatch Technologies, Inc.

(i) Unaudited Pro Forma Consolidated Balance Sheet as of June 28, 2002 and corresponding notes.

(ii) Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 28, 2001 and corresponding notes.

(iii) Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 28, 2002 and corresponding notes.

(c)	Exhibits

23 Consent of Crowe, Chizek and Company, LLP.

99 Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
Minneapolis, Minnesota

FINANCIAL STATEMENTS
June 30, 2002

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Globe Tool and Manufacturing Company, Inc.
Minneapolis, Minnesota

We have audited the accompanying balance sheet of Globe Tool and Manufacturing Company, Inc. as of June 30, 2002, and the related statements of income, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Globe Tool and Manufacturing Company, Inc. as of June 30, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                                                                        /s/ Crowe, Chizek and Company LLP
                                                                                        Crowe, Chizek and Company LLP

Oak Brook, Illinois
August 9, 2002

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
BALANCE SHEET
June 30, 2002

ASSETS
Current assets
Cash and cash equivalents	$95,386
Trade accounts receivable	1,787,546
Inventories	2,530,138
Prepaid and other current assets	40,861
Deferred tax asset	28,412
Total current assets	4,482,343

Equipment and improvements, net	4,183,241

Other assets
Deferred tax asset	117,706
Intangible assets, net of amortization	215,461
333,167

$8,998,751
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Current maturities of long-term debt	$2,125,000
Accounts payable	456,721
Accrued income taxes	75,124
Accrued payroll	398,408
Other current liabilities	246,921
Total current liabilities	3,302,174
Long-term debt	6,750,000

Shareholders' deficit

Common stock, $.01 par value, 1,000,000 shares authorized, 102,615 shares issued and outstanding at June 30, 2002	1,026
Paid-in capital	131,974
Accumulated deficit	(1,186,423)
(1,053,423)
$8,998,751

See accompanying notes to financial statements.

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
STATEMENT OF INCOME
Year ended June 30, 2002

Net sales	$20,687,564

Cost of goods sold	13,773,281

Gross profit	6,914,283

Operating expenses	1,360,417

Income from operations	5,553,866

Other expense
Interest expense, net	502,199
502,199

Income before provision for income taxes	5,051,667

Provision for income taxes	1,944,500

Net income	$3,107,167

See accompanying notes to financial statements.

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
STATEMENT OF SHAREHOLDERS' DEFICIT
Year ended June 30, 2002

Common Stock Shares Amount	Capital in Excess of Par Value	Accumulated Deficit	Total Shareholders' Deficit

Balance, July 1, 2001	102,615	$1,026	$ 131,974	$(4,293,590)	$(4,160,590)
Net income	-	-	-	3,107,167	3,107,167
Balance, June 30, 2002	102,615	$1,026	$ 131,974	$(1,186,423)	$(1,053,423)

See accompanying notes to financial statements.

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
STATEMENT OF CASH FLOWS
Year ended June 30, 2002

Cash flows from operating activities
Net income	$3,107,167
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	614,747
Deferred income tax provision	23,350
Changes in operating assets and liabilities
Accounts receivable	562,542
Inventories	(196,733)
Prepaid expenses	(27,764)
Accounts payable	(27,982)
Other liabilities	(221,879)
Net cash provided by operating activities	3,833,448

Cash flows from investing activities
Capital expenditures	(229,798)
Net cash used in investing activities	(229,798)

Cash flows from financing activities
Net payments on line of credit	(135,000)
Principal payments on term loan	(3,375,000)
Net cash used in financing activities	(3,510,000)
Net change in cash and cash equivalents	93,650

Cash and cash equivalents at beginning of year	1,736

Cash and cash equivalents at end of year	$95,386

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$715,921
Taxes	1,899,000

See accompanying notes to financial statements.

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: Globe Tool and Manufacturing Company, Inc. (the Company) is engaged in the metal stamping business. The Company's products are sold throughout the United States and abroad. The Company had sales to three customers that approximated 46%, 21%, and 10% of total sales each whose accounts receivable balances approximated 24%, 26%, and 17%, respectively, of total accounts receivable at June 30, 2002. Although management does not expect these customers to discontinue or reduce substantially their business with the Company, the loss of one or more of these customers or a significant decrease in the volume of their business could have a significant impact on the Company's operations.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable: The reserve method is used to recognize bad debts for financial statement purposes. These financial statements contain no allowance for doubtful accounts since management expects receivables to be fully collectible.

Inventories: Inventories are stated at the lower of cost (first-in, first-out) or market. The cost of work-in-process and finished goods inventories includes material, direct labor, and factory overhead.

Equipment and Improvements: Equipment and improvements are stated at cost less accumulated depreciation. Depreciation is computed according to the estimated useful lives of the assets, using the straight-line method for financial purposes and the accelerated method for tax reporting purposes. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful life.

Income Taxes: The Company uses an asset and liability approach that requires the recognition of deferred income taxes for the expected future tax consequences of temporary differences in the financial and tax bases of assets and liabilities.

Cash and Cash Equivalents: For purposes of the statement of cash flows, the Company considers all highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets: Intangible assets are amortized using the straight-line method over 1 to 22 years.

Revenue Recognition: The Company recognizes revenue upon shipment of product.

New Accounting Pronouncements: The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. These statements establish new accounting and reporting standards for business combinations and associated goodwill and intangible assets. They require, among other things, elimination of the pooling-of-interests method of accounting, no amortization of acquired goodwill, separate identification of certain identifiable intangible assets, and a periodic assessment for impairment of all goodwill and intangible assets with indefinite lives acquired in a business combination. SFAS No. 141 is effective for all business combinations accounted for by the purchase method that are completed after June 30, 2001. The Company is required to adopt SFAS No. 142 for the Company's fiscal year beginning July 1, 2002. At June 30, 2002, the Company had $215,461 of goodwill and other intangible assets, and for the year ended June 30, 2002, the Company recorded $117,986 of amortization expense. Exclusive of the effects of the sale of the Company described in Note 11, the Company expects that the effect on its financial statements of adopting SFAS No. 142 will be an annual increase to net income of approximately $29,500.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 amends accounting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 requires companies to record the fair value of the liability for an asset retirement obligation in the period in which the liability is incurred. The Company adopted the provisions of SFAS No. 143 on July 1, 2002, and the effects of adoption were immaterial to the Company's financial statements.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds both SFAS Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and the amendment to SFAS No. 4, SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. However, an entity is not prohibited from classifying such gains and losses as extraordinary items, so long as they meet the criteria in paragraph 20 of APB Opinion No. 30. The Company adopted the provisions of SFAS No. 145 on July 1, 2002, and the effects of adoption were immaterial to the Company's financial statements.

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated With Exit or Disposal Activities." SFAS No. 146 nullifies EITF Issue No. 94-3. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereas EITF No. 94-3 had recognized the liability at the commitment date to an exit plan. The Company is required to adopt the provisions of SFAS No. 146 effective for exit or disposal activities initiated after December 31, 2002. The Company does not anticipate that the adoption of this statement will impact the Company.

NOTE 2 - INVENTORIES

The major components of inventory at June 30, 2002 are as follows:

Raw material	$545,655
Work-in-process and finished goods	1,999,483
2,545,138
Less reserve for obsolescence	(15,000)

$2,530,138

NOTE 3 - EQUIPMENT AND IMPROVEMENTS

Equipment and improvements consist of the following at June 30, 2002:

Land	$704,856
Building	2,791,723
Leasehold improvements	571,304
Machinery and equipment	6,331,912
Tooling	1,958,439
Office furniture and equipment	251,431
Vehicles	25,798
12,635,463
Accumulated depreciation	8,452,222

$4,183,241

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2002

NOTE 4 - INTANGIBLE ASSETS

Intangible assets consist of the following at June 30, 2002:

Trademarks and trade names	$208,000
Customer accounts	405,000
Skilled work force	170,000
Goodwill	4,258
Financing costs	168,140
955,398
Accumulated amortization	739,937

$215,461

NOTE 5 - REVOLVING LINE OF CREDIT

The Company has available for its use a revolving line of credit in the amount of $2,500,000 through December 31, 2002. The line bears interest at the bank's reference rate, is secured by substantially all the business assets of the Company, and is subject to the same loan covenants described in the following footnote.

No borrowings were outstanding at June 30, 2002. The weighted average interest rate of borrowings outstanding under the revolving line of credit was 5.6% at June 30, 2002.

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2002

NOTE 6 - LONG-TERM DEBT

A schedule of the Company's long-term debt and the current portion thereof at June 30, 2002 is as follows:

Term Loan A, with interest payable at Eurodollar advance rate, 3.875% at June 30, 2002. Principal payable in quarterly installments, commencing March 31, 2000 through December 31, 2005. Secured by substantially all of the business assets of the Company.

$ 8,875,000
Current maturities	2,125,000
$ 6,750,000

NOTE 6 - LONG-TERM DEBT (Continued)

The aggregate annual principal payments of long-term debt to maturity are summarized as follows:

2003	$ 2,125,000
2004	2,500,000
2005	2,750,000
2006	1,500,000

The term loan and revolving line of credit loan agreements contain covenants that limit additional borrowings and capital expenditures and include certain ratio restrictions. The Company was in compliance with all of its debt covenants at June 30, 2002.

NOTE 7 - PROFIT SHARING PLAN

The Company has a defined contribution plan covering substantially all employees. Annual contributions are determined by the Board of Directors. The Company's contribution for the year ended June 30, 2002 was approximately $225,000. Beginning January 1, 1996, the Company added an employee match portion to its current employee 401(k) plan. The matching amount is discretionary as determined by the Company. The Company amended the eligibility requirements of the Plan during the year ended June 30, 1999 and added additional investment fund opportunities for plan participants. The expense for the year ended June 30, 2002 amounted to $119,470.

NOTE 8 - PROVISION FOR INCOME TAXES

The income tax provision for federal and state taxes for the year ended June 30, 2002 is comprised of the following:

Current
Federal taxes	$1,585,000
State taxes	336,150
1,921,150
Deferred income tax expense	23,350

$1,944,500

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2002

NOTE 8 - PROVISION FOR INCOME TAXES (Continued)

The difference between the effective tax rate and the statutory rate for the year ended June 30, 2002 is reconciled below:

Tax provision at United States statutory rate of 34%	$1,612,200
Increase resulting from
State taxes	310,000
Permanent items	22,300

$1,944,500

Significant components of the deferred tax assets as of June 30, 2002 are as follows:

Deferred tax assets
Depreciation	$117,723
Reserve for inventory obsolescence	3,400
Additional inventory capitalized	24,995

Total deferred tax asset	$146,118

NOTE 9 - SALES BY GEOGRAPHIC AREA

The following summarizes the geographic distribution of the Company's sales for the year ended June 30, 2002:

Revenues
United States	$19,342,720
Other geographic areas	1,344,844

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2002

NOTE 10 - STOCK OPTIONS

The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options. SFAS No. 123, "Accounting for Stock-Based Compensation," was issued by the FASB and, if fully adopted, changes the methods for recognition of cost on plans similar to those of the Company. Since there were no options issued in 2002, information with respect to SFAS No. 123 has not been presented because such information would not have an impact on pro forma net income.

Certain key employees of the Company have stock options in Globe Tool and Manufacturing Company. The stock options consist of 4,500 options granted on March 3, 1994. The options granted vested on March 3, 1994 and are exercisable until March 3, 2004. As of June 30, 2002, there were 2,500 options outstanding under this plan. The exercise price of options under this agreement is fixed at $41 per share.

On January 1, 1997, the Company entered into an agreement with key employees. 1,500 options were granted for a term of ten years. At June 30, 2002, 1,000 shares were outstanding and exercisable. The exercise price of options under this agreement is fixed at $41 per share.

On December 3, 1998, the Company entered into an agreement with a key employee. Five hundred options were granted for a term of ten years. At June 30, 2002, there were 500 options outstanding and exercisable. The exercise price of options under this agreement is fixed at $41 per share.

During 1999, the Company implemented a long-term incentive plan, which holds in reserve 10,000 shares of currently authorized but unissued Company shares to be used for future stock option grants. As of June 30, 1999, 3,560 shares were granted under this agreement for a term of ten years. At July 1, 2000, July 1, 1999, and July 1, 1998, 612 shares vested, and 500 shares vested as of December 31, 1999. The remaining options vest as follows: 612 each July 1, 2001 and 2002.

The exercise price of the options granted by Globe Tool and Manufacturing Company has generally been equal to or greater than fair market value at the date of grant. Fair market value is determined by the Board of Directors without an independent valuation.

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2002

NOTE 10 - STOCK OPTIONS (Continued)

A summary of the above activity in tabular format is as follows:

Date of Grant (Exercise)	Options Granted	Options Exercisable	Options Exercised	Outstanding

March 3, 1994	4,500	4,500	(2,000)	2,500
January 1, 1997	1,500	1,500	(500)	1,000
February 25, 1998		(2,500)
June 30, 1999	4,060	3,448	-	4,060
	10,060	6,948	(2,500)	7,560

Information regarding Globe Tool and Manufacturing Company employees participating in the plan is shown below:

Number of Shares	Options	Weighted Average Amount Per Share

Options outstanding at June 30, 2001	7,560	6,336	$41.00
Granted	-
Options outstanding at June 30, 2002	7,560	6,948	41.00

The weighted average remaining contractual life is 5.5 years.

GLOBE TOOL AND MANUFACTURING COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2002

NOTE 11 - SUBSEQUENT EVENT

On July 8, 2002, 3,500 additional stock options were issued. All 11,060 stock options outstanding were immediately exercised into shares of common stock.

On July 9, 2002, the shareholders sold 100% of the outstanding common stock of the Company to a third party. Along with this transaction, a bonus was paid to the officers and the directors of the Company in the amount of $1,950,000.

Item 7 (b)

Wilson Greatbatch Technologies, Inc.
Unaudited Pro Forma Consolidated Financial Information

Introduction:

On July 9, 2002 Wilson Greatbatch Technologies, Inc. ("WGT") completed the acquisition of Globe Tool and Manufacturing Company, Inc., of Minneapolis, Minnesota ("Globe") by acquiring all of the outstanding stock of Globe from Charter Oak Partners of Westport, Connecticut ("Charter Oak") pursuant to a Stock Purchase Agreement dated July 9, 2002 by and among WGT, Globe, Charter Oak and the other shareholders of Globe ("Other Shareholders"). Globe is a leading manufacturer of high-precision titanium cases for implantable medical devices, including pacemakers and cardioverter defibrillators.

WGT acquired all of the outstanding stock of Globe from Charter Oak and the Other Shareholders for approximately $48 million in cash and the assumption of approximately $9 million of debt. In conjunction with the acquisition, WGT amended its existing $100 million credit facility with a consortium of banks by increasing the total size to $120 million. The amended facility consists of a $100 million term loan and a $20 million revolving line of credit.

The following unaudited pro forma consolidated financial information has been derived from the historical financial information of WGT and Globe for the periods shown. The unaudited pro forma consolidated statement of operations data for the year ended December 28, 2001 and for the six months ended June 28, 2002 gives effect to the following events as if each had occurred on January 1, 2001:

  The acquisition of Globe in July 2002; and

  The amendment of the credit agreement in July 2002.

The unaudited pro forma consolidated balance sheet data as of June 28, 2002 gives effect to the following events as if each had occurred on June 28, 2002:

  The acquisition of Globe in July 2002; and

  The amendment of the credit agreement in July 2002.

    The acquisition of Globe in July 2002; and   The amendment of the credit agreement in July 2002.

The unaudited pro forma consolidated financial information does not purport to represent what WGT's results of operations actually would have been had these events occurred on the dates indicated, nor are they intended to project WGT's results of operations for any future period or date. The unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements of WGT, including WGT's consolidated financial statements and notes set forth in the report on Form 10-K for the year ended December 28, 2001, and the historical financial statements of Globe.

Wilson Greatbatch Technologies, Inc. Unaudited Pro Forma Consolidated Balance Sheet June 28, 2002 (In thousands)

	Historical
	Wilson Greatbatch Technologies, Inc.	Globe Tool and Mfg. Co., Inc.	Acquisition Pro Forma Adjustments		Pro Forma

ASSETS

Current assets:
Cash and cash equivalents	$40,302	$95	($26,557)	(1)(2)	$13,840
Accounts receivable, net	18,834	1,788	-		20,622
Inventories	30,789	2,530	573	(1)	33,892
Prepaid expenses and other current assets	1,168	41	-		1,209
Refundable income taxes	-	-	2,427	(3)	2,427
Deferred income taxes	2,888	28	-		2,916

Total current assets	93,981	4,482	(23,557)		74,906

Property, plant and equipment, net	48,266	4,183	4,368	(1)	56,817
Intangible assets, net	135,003	216	45,497	(1)(2)	180,716
Deferred income taxes	5,417	118	(95)	(1)	5,440
Other assets	3,030	-	-		3,030

Total assets	$285,697	$8,999	$26,213		$320,909

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,211	$457	$ -		$3,668
Accrued expenses and other current liabilities	11,652	720	656	(1)(3)	13,028
Current maturities of long-term debt	13,500	2,125	(625)	(1)(2)	15,000

Total current liabilities	28,363	3,302	31		31,696

Deferred income taxes	-	-	1,379	(1)	1,379
Long-term debt	57,897	6,750	23,750	(1)(2)	88,397

Total liabilities	86,260	10,052	25,160		121,472

Stockholders' equity:
Common stock	21	1	(1)	(1)	21
Capital in excess of par value	203,214	132	(132)	(1)	203,214
Accumulated deficit	(2,010)	(1,186)	1,186	(1)	(2,010)
Treasury stock, at cost	(1,788)	-	-		(1,788)

Total stockholders' equity	199,437	(1,053)	1,053		199,437

Total liabilities and stockholders' equity	$285,697	$8,999	$26,213		$320,909

See footnotes for discussion of proforma adjustments.

Wilson Greatbatch Technologies, Inc.
Footnotes for Unaudited Pro Forma Consolidated Balance Sheet
June 30, 2002

(1)	To record the purchase of all of the outstanding stock of Globe Tool and Manufacturing Company, Inc. ("Globe") for $47.8 million in cash and the assumption of $8.9 million of debt. All intercompany accounts have been eliminated. The excess of the purchase price over the fair value of the net assets acquired was $45.1 million, of which $10.3 was allocated to identifiable intangible assets and $34.8 million was allocated to goodwill.

(2)	To record borrowings of $32.0 million, including loan origination fees of $0.3 million, under the Company's amended credit facility and the payment of $47.8 million in cash for the purchase of Globe. Also to record the liquidation of acquired debt of $8.9 million simultaneously with the acquisition.

(3)	To record contractual working capital adjustments in accordance with the Stock Purchase Agreement.

Wilson Greatbatch Technologies, Inc. Unaudited Pro Forma Consolidated Statement of Operations For the Year ended December 28, 2001 (In thousands, except per share amounts)

	Historical
	Wilson Greatbatch Technologies, Inc.	Globe Tool and Mfg. Co., Inc. (1)	Acquisition Pro Forma Adjustments		Pro Forma

Revenues	$135,575	$20,175	($314)	(2)	$155,436
Cost of goods sold	74,716	12,969	412	(2)(3)(4)	88,097
Gross profit	60,859	7,206	(726)		67,339
Gross margin	45%	36%			43%

Selling, general and administrative expenses	18,174	1,196	9	(3)	19,379
	-
Research, development and engineering costs, net	12,575	-	-		12,575
			7,044
Intangible amortization	7,726	93	871	(5)	8,690
Operating income	22,384	5,917	(1,606)		26,695

Interest expense, net	3,588	809	2,689	(6)	7,086
Other expense, net	266	-	-		266
Income before income taxes and extraordinary loss
	18,530	5,108	(4,295)		19,343
Provision for income taxes	6,939	2,012	(1,601)	(7)	7,350
Income before extraordinary loss (continuing operations)	$11,591	$3,096	($2,694)		$11,993
Earnings from continuing operations per share:
Basic	$0.59				$0.61
Diluted	$0.58				$0.60

Weighted average shares outstanding:
Basic	19,563				19,563
Diluted	19,945				19,945

See footnotes for discussion of pro forma adjustments.

Wilson Greatbatch Technologies, Inc.
Footnotes for Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 28, 2001

(1)	Globe had a fiscal year that ended on June 30th. As a result, the historical amounts for Globe include the results of operations from January 1, 2001 to June 30, 2001 (last half of fiscal year 2001) and the results of operations from July 1, 2001 to December 31, 2001 (first half of fiscal year 2002).

(2)	To eliminate intercompany sales.

(3)	To record depreciation on the fair market value of Property, plant and equipment acquired. Property, plant and equipment is depreciated over 3-40 years.

(4)	To record the expense of the fair market value of inventory acquired.

(5)	To record the amortization of identifiable intangible assets acquired as a result of the purchase price allocation of Globe. Identifiable intangible assets are amortized over 3-15 years. There was no pro forma adjustment for the amortization of goodwill as a result of the Globe acquisition.

(6)	To record interest expense at an effective interest rate ranging from of 6.1% - 7.4% for amounts borrowed under the amended credit facility used to finance the Globe acquisition.

(7)	Reflects an income tax expense at expected effective rates.

Wilson Greatbatch Technologies, Inc. Unaudited Pro Forma Consolidated Statement of Operations For the six months ended June 28, 2002 (In thousands, except per share amounts)

	Historical
	Wilson Greatbatch Technologies, Inc.	Globe Tool and Mfg. Co., Inc. (1)	Acquisition Pro Forma Adjustments		Pro Forma

Revenues	$74,631	$11,010	($147)	(2)	$85,494

Cost of goods sold	43,080	7,330	9	(2)(3)	50,419

Gross profit	31,551	3,680	(156)		35,075
Gross margin	42%	33%			41%

Selling, general and administrative expenses	11,010	621	8	(3)	11,639
	-
Research, development and engineering costs, net	7,044	-	-		7,044
			7,044
Intangible amortization	1,772	72	410	(4)	2,254

Operating income	11,725	2,987	(574)		14,138

Interest expense, net	1,324	214	478	(5)	2,016
Other expense, net	65	-	-		65

Income before income taxes	10,336	2,773	(1,052)		12,057

Provision for income taxes	3,411	1,067	(355)	(6)	4,123

Net income	$6,925	$1,706	($697)		$7,934

Earnings per share:

Basic	$0.33				$0.38
Diluted	$0.33				$0.37

Weighted average shares outstanding:
Basic	20,900				20,900
Diluted	21,261				21,261

See footnotes for discussion of proforma adjustments.

Wilson Greatbatch Technologies, Inc.
Footnotes for Unaudited Pro Forma Consolidated Statement of Operations
For the six months ended June 28, 2002

(1)	Globe had a fiscal year that ended on June 30th. As a result, the historical amounts for Globe include the results of operations from January 1, 2002 to June 30, 2002 (last half of fiscal year 2002).

(2)	To eliminate intercompany sales.

(3)	To record depreciation on the fair market value of Property, plant and equipment acquired. Property, plant and equipment is depreciated over 3-40 years.

(4)	To record the amortization of identifiable intangible assets acquired as a result of the purchase price allocation of Globe. Identifiable intangible assets are amortized over 3-15 years. There was no pro forma adjustment for the amortization of goodwill as a result of the Globe acquisition.

(5)	To record interest expense at an effective interest rate ranging from of 4.3% - 4.9% for amounts borrowed under the amended credit facility used to finance the Globe acquisition.

(6)	Reflects an income tax expense at expected effective rates.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILSON GREATBATCH TECHNOLOGIES, INC.
(Registrant)

Date: September 23, 2002	By: /s/ Lawrence P. Reinhold
Name: Lawrence P. Reinhold
Title: Executive Vice President and
Chief Financial Officer